As filed with the Securities and Exchange Commission on February 15, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PRO-DEX, INC.

(Exact name of Registrant as specified in its charter)

Colorado	84-1261240
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2361 McGaw Avenue, Irvine, California	92614
(Address of Principal Executive Offices)	(Zip Code)

Second Amended and Restated 2004 Stock Option Plan

Amended and Restated 2004 Directors’ Stock Option Plan

(Full title of the plan)

Mark M. Murphy

Chief Executive Officer

Pro-Dex, Inc.

2361 McGaw Avenue, Irvine, California 92614

(Name and address of agent for service)

(949) 769-3200

(Telephone number, including area code, of agent for service)

Copies of all correspondence to:

Thomas J. Crane, Esq.

Rutan & Tucker, LLP

611 Anton Boulevard, 14th Floor

Costa Mesa, California 92626

(714) 641-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, no par value	400,000 (3)	$2.10	$840,000	$96.26
Common Stock, no par value	100,000 (4)	$2.10	$210,000	$24.07

(1)	In the event of a stock split, stock dividend, or similar transaction involving the Registrant’s Common Stock, the number of shares registered hereby shall automatically be increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, and is based upon the average of high and low sales prices of the Registrant’s common stock on The NASDAQ Capital Market on February 13, 2012.
(3)	Additional shares that are available for grant under the First Amended and Restated 2004 Stock Option Plan, as amended and restated pursuant to the Second Amended and Restated 2004 Stock Option Plan approved by the Registrant’s shareholders at the annual meeting of shareholders held on December 5, 2011.
(4)	Additional shares that are available for grant under the 2004 Directors’ Stock Option Plan, as amended and restated pursuant to the Amended and Restated 2004 Directors’ Stock Option Plan approved by the Registrant’s shareholders at the annual meeting of shareholders held on December 5, 2011.

EXPLANATORY NOTE

Pro-Dex, Inc. (referred to as “we,” “us,” and through similar terms) filed the following registration statements with the Securities and Exchange Commission on Form S-8:

•	Registration No. 333-141178, filed on March 29, 2007, relating to our First Amended And Restated 2004 Stock Option Plan; and

•	Registration No. 333-112133, filed on January 23, 2004, relating to our 2004 Stock Option Plan and 2004 Directors’ Stock Option Plan (collectively, the “Plans”).

We amended and restated the Plans in June 2011 to increase the number of shares covered by the Second Amended And Restated 2004 Stock Option Plan and Amended and Restated 2004 Directors’ Stock Option Plan by 400,000 and 100,000 shares of common stock, respectively. Our shareholders adopted and approved these increases at our 2011 annual meeting of shareholders held on December 5, 2011.

This Form S-8 is filed for the purpose of registering the additional 500,000 shares of common stock under the amended Plans.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, Items 1 and 2, will be sent or given to each participant in accordance with Form S-8 and Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). We will furnish without charge to each participant to whom information is required to be delivered, upon written or oral request, a copy of each document incorporated by reference in Part II, Item 3 of this Registration Statement, which documents are incorporated by reference in the Section 10(a) prospectus, and any other documents required to be delivered to them under Rule 428(b) of the Securities Act. Requests should be directed to Pro-Dex, Inc., 2361 McGaw Avenue, Irvine, California 92614, Attention: Chief Financial Officer. Our telephone number is (949) 769-3200.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

We incorporate the following documents by reference in this registration statement:

•	Our quarterly report on Form 10-Q for the three months ended December 31, 2012, as filed with the Securities and Exchange Commission on February 7, 2012;

•	Our current report on Form 8-K for February 6, 2012, as filed with the Securities and Exchange Commission on February 6, 2012;

•	Our current report on Form 8-K for December 5, 2011, as filed with the Securities and Exchange Commission on December 7, 2011;

•	Our quarterly report on Form 10-Q for the three months ended September 30, 2011, as filed with the Securities and Exchange Commission on November 9, 2011;

•	Our current report on Form 8-K for November 9, 2011, as filed with the Securities and Exchange Commission on November 9, 2011;

•	Our current report on Form 8-K for September 14, 2011, as filed with the Securities and Exchange Commission on September 14, 2011;

•	Our annual report on Form 10-K for the year ended June 30, 2011, as filed with the Securities and Exchange Commission on September 14, 2011;

•	Our current report on Form 8-K for July 19, 2011, as filed with the Securities and Exchange Commission on July 22, 2011;

•	Our current report on Form 8-K for June 30, 2011, as filed with the Securities and Exchange Commission on July 7, 2011; and

•

The description of our capital stock contained in our Registration Statement on Form 8A filed under the Securities and Exchange Act of 1934, together with any amendment or report filed for the purpose of amending or updating such description.

All reports and other documents we subsequently file after the date of this registration statement under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment that indicates that all securities offered under this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this registration statement and shall be a part of this registration statement from the date of filing such documents.

For purposes of this registration statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Notwithstanding the above, information that is “furnished to” the Securities and Exchange Commission shall not be deemed “filed with” the Securities and Exchange Commission and shall not be deemed incorporated by reference into this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interests of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

The Colorado Business Corporation Act, or CBCA, requires that each director discharge his duties to us in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner that he reasonably believes to be in our best interests. Generally, a director will not be liable to us or our shareholders, for any action he takes or omits to take as a director if, in connection with such action or omission, he performed the duties of his position in compliance with the standards described above.

Our Articles of Incorporation and Bylaws provide that we may indemnify any director or officer of ours to the full extent permitted by Colorado law. Under the CBCA, except for the situation described below, a corporation may indemnify a person made a party to a proceeding because the person is or was a director against liability incurred in the proceeding if:

the person conducted himself in good faith;

the person reasonably believed, in the case of conduct in an official capacity with that corporation, that his conduct was in the best interests of that corporation and, in all other cases, that his conduct was at least not opposed to the best interests of that corporation; and

in the case of any criminal proceeding, the person had no reasonable cause to believe his conduct was unlawful.

Under the CBCA, we may not indemnify a director as described above:

in connection with a proceeding by or in the right of ours, in which the director was adjudged liable to us; or

in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the director was adjudged liable on the basis that he derived an improper personal benefit.

Under the CBCA, we are required to indemnify any director who is wholly successful on the merits or otherwise, in the defense of any proceeding to which the director was a party because the person is or was a director, against reasonable expenses incurred by him in connection with the proceeding.

Insofar as the provisions of our Articles of Incorporation or Bylaws provide for indemnification of directors or officers for liabilities arising under the Securities Act, we have been informed that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	Exemption from Registration Claimed.

Not Applicable.

ITEM 8	Exhibits.

Exhibit Number	Description

4.1	Second Amended and Restated 2004 Stock Option Plan

4.2	Amended and Restated 2004 Directors’ Stock Option Plan

5.1	Opinion of Rutan & Tucker, LLP

23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on the signature page to this Registration Statement)

ITEM 9.	Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on this 9th day of February, 2012.

Pro-Dex, Inc.,
a Colorado corporation

By:	/s/ MARK P. MURPHY
Mark P. Murphy
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark P. Murphy his attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place or stead, in any and all capacities, to sign any amendment to this registration statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark P. Murphy Mark P. Murphy	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2012

/s/ Harold A. Hurwitz Harold A. Hurwitz	Treasurer, Chief Financial Officer & Secretary (Principal Financial and Accounting Officer)	February 14, 2012

/s/ George J. Isaac George J. Isaac	Director	February 7, 2012

William L. Healey	Director

/s/ Michael J. Berthelot Michael J. Berthelot	Director	February 7, 2012

/s/ David Holder David Holder	Director	February 8, 2012

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	Second Amended and Restated 2004 Stock Option Plan

4.2	Amended and Restated 2004 Directors’ Stock Option Plan

5.1	Opinion of Rutan & Tucker, LLP

23.1	Consent of Rutan & Tucker, LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (contained on the signature page to this Registration Statement)